Exhibit 99.1
UNITED TOTE COMPANY
Glen Rock, Pennsylvania
CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2005 and
Year Ended December 31, 2004

REPORT OF INDEPENDENT AUDITORS
Board of Directors
United Tote Company
Glen Rock, Pennsylvania
We have audited the accompanying consolidated balance sheets of United Tote Company, a wholly-owned subsidiary of UT Group LLC, as of September 30, 2005 and December 31, 2004, and the related consolidated statements of operations and comprehensive income (loss), stockholder’s equity and cash flows for the nine months ended September 30, 2005 and the year ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Tote Company as of September 30, 2005 and December 31, 2004, and the results of its operations and its cash flows for the nine months ended September 30, 2005 and the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Columbus, Ohio
December 21, 2005

UNITED TOTE COMPANY
CONSOLIDATED BALANCE SHEETS
September 30, 2005 and December 31, 2004

	September 30,	December 31,
	2005	2004
ASSETS
Current assets
Cash	$203,050	$225,330
Accounts and notes receivable, net of allowance for doubtful accounts of $283,762 and $297,613	4,064,999	3,792,789
Inventories	2,222,055	3,748,765
Deferred income taxes	371,225	637,949
Prepaid assets	142,513	217,275
Refundable income taxes	102,800	22,952

	7,106,642	8,645,060

Property and equipment, net	17,763,132	8,156,877

Other assets
Deferred income taxes	284,202	21,524
Intangible assets, net	738,168	736,465
Notes receivable	526,727	648,243
Other	40,900	102,112
Investment in joint venture	10,000	50,000

	1,599,997	1,558,344

	$26,469,771	$18,360,281

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Current maturities of long-term debt	$4,102,784	$2,505,911
Accounts payable	1,217,985	1,326,512
Checks in excess of bank balances	402,890	253,270
Accrued employee compensation and benefits	1,180,506	1,331,836
Accrued sales and use tax	62,847	19,499
Income taxes payable	184,405	130,000
Other accrued liabilities	321,541	230,339
Deferred revenue	65,485	17,819

	7,538,443	5,815,186

Long-term debt, less current maturities	10,308,431	3,808,339

Fair value of interest rate swap	5,637	—

Total liabilities	17,852,511	9,623,525

Stockholder’s Equity
Common stock, no par value (authorized 10,000 shares; issued and outstanding 1,000 shares)	—	—
Additional paid-in capital	7,260,000	7,260,000
Accumulated other comprehensive loss	(106,655)	(47,317)
Retained earnings	1,463,915	1,524,073

	8,617,260	8,736,756

	$26,469,771	$18,360,281

See accompanying notes to consolidated financial statements.

2.

UNITED TOTE COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the nine months ended September 30, 2005 and year ended December 31, 2004

	Nine
	Months Ended	Year Ended
	September 30,	December 31,
	2005	2004
Revenues
Contract revenues	$18,206,720	$21,988,870
Equipment sales	1,359,642	1,005,894

	19,566,362	22,994,764

Cost of revenues	12,263,135	13,609,229

Gross profit	7,303,227	9,385,535

Operating expenses
Selling, general and administrative	3,220,355	4,361,961
Research and development	2,077,322	2,196,076
Depreciation and amortization	1,619,587	734,864

	6,917,264	7,292,901

Income before other income (expense) and income taxes	385,963	2,092,634

Other income (expense)
Interest income	67,612	113,199
Interest expense	(527,948)	(65,007)
Other	82,439	(2,766)
Loss related to investment in joint venture	(47,920)	—

	(425,817)	45,426

Income (loss) before income taxes	(39,854)	2,138,060

Provision for income taxes	20,304	946,082

Net income (loss)	(60,158)	1,191,978

Accumulated other comprehensive loss	(59,338)	(47,317)

Comprehensive income (loss)	$(119,496)	$1,144,661

See accompanying notes to consolidated financial statements.

3.

UNITED TOTE COMPANY
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
For the nine months ended September 30, 2005 and year ended December 31, 2004

			Accumulated
		Additional	Other		Total
	Common	Paid-in	Comprehensive	Retained	Stockholder’s
	Stock	Capital	Loss	Earnings	Equity
Balance, January 1, 2004	$—	$7,260,000	$—	$332,095	$7,592,095

Net income	—	—	—	1,191,978	1,191,978

Change in cumulative translation adjustment	—	—	(47,317)	—	(47,317)

Balance, December 31, 2004	—	7,260,000	(47,317)	1,524,073	8,736,756

Net loss	—	—	—	(60,158)	(60,158)

Change in fair market value of interest rate swap	—	—	(5,637)	—	(5,637)

Change in cumulative translation adjustment	—	—	(53,701)	—	(53,701)

Balance, September 30, 2005	$—	$7,260,000	$(106,655)	$1,463,915	$8,617,260

See accompanying notes to consolidated financial statements.

4.

UNITED TOTE COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2005 and year ended December 31, 2004

	Nine
	Months Ended	Year Ended
	September 30,	December 31,
	2005	2004
Cash flows from operating activities
Net income (loss)	$(60,158)	$1,191,978
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	1,619,587	734,864
Provision for doubtful accounts	27,000	36,000
Loss on disposal of fixed assets	680	9,545
Deferred income taxes	4,046	871,015
Distributions from joint venture	42,080	—
Loss related to investment in joint venture	47,920	—
Changes in assets and liabilities
Accounts and notes receivable	(177,694)	(414,889)
Inventories	1,526,710	(1,710,775)
Prepaid assets	74,762	(11,078)
Other assets	(491)	(289,847)
Accounts payable	(108,527)	655,754
Accrued employee compensation and benefits	(151,330)	28,179
Accrued sales and use tax	43,348	718
Income taxes payable/refundable	(25,443)	29,145
Other accrued liabilities	138,868	(407,548)

Net cash from operating activities	3,001,358	723,061

Cash flows from investing activities
Purchases of property and equipment	(11,166,522)	(7,081,541)
Investment in joint venture	(50,000)	(50,000)

Net cash used in investing activities	(11,216,522)	(7,131,541)

Cash flows from financing activities
Revolving line of credit, net	(124,621)	1,621,431
Proceeds from issuance of long-term debt	9,126,907	4,277,399
Payments on long-term debt	(905,321)	(157,132)
Checks in excess of bank balances	149,620	253,270

Net cash from financing activities	8,246,585	5,994,968

Effect of exchange rate changes on cash	(53,701)	(47,317)

Net change in cash	(22,280)	(460,829)

Cash at beginning of period	225,330	686,159

Cash at end of period	$203,050	$225,330

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$483,414	$65,007
Income taxes	—	45,921

See accompanying notes to consolidated financial statements.

5.

UNITED TOTE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005 and December 31, 2004

NOTE 1 – NATURE OF OPERATIONS
United Tote Company and its wholly owned subsidiaries, United Tote Canada, United Tote Columbia, LTDA and Dynatote of Pennsylvania, Inc. (collectively, the “Company”), provide pari-mutuel wagering services to approximately 120 pari-mutuel facilities in North America, South America, Europe and Asia. The Company is a wholly owned subsidiary of UT Group LLC and was incorporated on September 12, 1975 in the State of Montana.
On September 5, 2003, UT Group LLC acquired the stock of United Tote Company, United Tote Canada and related subsidiaries from International Game Technology Company for approximately $13.4 million. The excess of the fair value of acquired net assets (“negative goodwill”) of approximately $11.8 million was allocated to long-term assets on a pro-rata basis in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. The acquisition was accounted for as a purchase and, accordingly, the operating results of the Company were included in the consolidated financial statements from the acquisition date.
As these financial statements present the consolidated financial position and results of operations of United Tote Company and subsidiaries, and exclude its parent company UT Group LLC, the “push down” basis of accounting was applied as of the acquisition date above. Accordingly, purchase accounting was applied at the Company level.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Consolidation: The consolidated financial statements present the financial position and results of operations of United Tote Company and its subsidiaries. United Tote Columbia, LTDA and Dynatote of Pennsylvania, Inc. are inactive dormant subsidiaries. All significant intercompany transactions and accounts have been eliminated in the consolidated financial statements.
Revenue Recognition: The majority of the Company’s revenues are derived from contracts which include the installation and operation of pari-mutuel wagering networks. The Company is compensated under these arrangements by sharing in the revenue generated by the pari-mutuel venues and the Company recognizes its revenue relating to this business based on its share of gaming receipts as generated. In some instances, the Company incurs significant costs relating to these contracts before the systems become operational. The Company is also required to provide various levels of routine operational support and software maintenance throughout the life of the contract, which is expensed as incurred.
Revenue from the sale of pari-mutuel gaming systems equipment and related parts is recognized upon delivery and customer acceptance.

(Continued)

6.

UNITED TOTE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005 and December 31, 2004

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Cash: The Company maintains deposit accounts in local financial institutions. Each institution provides FDIC coverage of $100,000 per depositor.
Receivables and Allowance for Doubtful Accounts: The Company sells to customers using credit terms customary in its industry. Management establishes a reserve for losses on its accounts based on historic loss experience and current economic conditions. Losses are charged off to the reserve when management deems further collection efforts will not produce additional recoveries.
Inventories and Obsolescence: Inventories are stated at the lower of cost (first-in, first-out method) or market value. The Company regularly reviews inventory quantities on hand and records provisions for excess and obsolete inventory based primarily on its estimated forecast of product demand and production requirements.
Concentrations of Credit Risk: The financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable and notes receivable. The Company had revenues from one customer of 12% of total revenues for the nine months ended September 30, 2005. Approximately 11% of accounts receivable were from this customer at September 30, 2005. There were no concentrations of revenues or accounts receivable as of and for the year ended December 31, 2004.
Property and Equipment: Property and equipment are recorded at cost. Assets that have been placed in service are depreciated on a straight-line basis over their estimated useful lives. Costs that materially increase the life or value of existing assets are capitalized. The majority of the Company’s equipment is in place at various pari-mutuel gaming sites located throughout North America.
Software Development Costs: Certain software development costs incurred subsequent to establishing technological feasibility through the general release of the software products are capitalized. Technological feasibility is demonstrated by the completion of a working model. Capitalized costs are amortized on a straight-line basis over the estimated useful life of the software product and are included in property and equipment on the Consolidated Balance Sheet.
Research and Development Costs: The Company incurs costs to improve and develop its products and technologies. Research and development costs are charged to operations when incurred. Research and development costs charged to operations were approximately $2,077,322 for the nine months ended September 30, 2005 and $2,196,076 for the year ended December 31, 2004.

(Continued)

7.

UNITED TOTE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005 and December 31, 2004

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Income Taxes: United Tote Company is organized as a C-corporation under the Internal Revenue Code and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance to reduce deferred tax assets is established when appropriate.
Foreign Currency: The functional currency of United Tote Canada is the local currency. The Company translates assets and liabilities at exchange rates in effect at the balance sheet date and income and expense accounts at average exchange rates during the year. Transaction gain (loss) included in the determination of net income (loss) during the nine months ended September 30, 2005 and the year ended December 31, 2004 was $69,423 and ($19,660), respectively.
Asset Impairment: The Company reviews its long lived assets in accordance with SFAS No. 144, “Impairment or Disposal of Long-Lived Assets”. SFAS No. 144 requires companies to review certain assets for impairment whenever events or changes in circumstances indicate the carrying amount of these assets may be impaired, in which case the asset would be written down to its fair value. Management has determined there was no impairment of its long-term assets at September 30, 2005 or December 31, 2004.
Intangible Assets: Intangible assets are comprised of maintenance contracts on pari-mutuel wagering systems and products, patents and business trademarks. Amortization of finite lived intangible assets is recorded to reflect the pattern of economic benefits based on projected revenue over their estimated useful lives. Management performs an annual impairment review of its indefinite lived business trademark and determined there was no impairment as of September 30, 2005 or December 31, 2004.
Advertising Costs: The Company expenses the cost of advertising the first time the advertising or promotion takes place. Advertising expenses were $11,542 for the nine months ended September 30, 2005 and $68,263 for the year ended December 31, 2004.
Use of Estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates in the accompanying consolidated financial statements include the allowance for doubtful accounts, inventory obsolescence reserves, useful lives related to the calculation of depreciation and amortization on property and equipment, and the valuation allowance on deferred taxes. Actual results could differ from those estimates.

(Continued)

8.

UNITED TOTE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005 and December 31, 2004

NOTE 3 — ACCOUNTS AND NOTES RECEIVABLE
Accounts receivable consist primarily of amounts due from pari-mutuel contracts at approximately 120 racetracks. Notes receivable include notes due from various domestic and international racetrack location owners. Notes receivable at September 30, 2005 consist of three separate notes with interest from 7.25% to 8% and maturing in August 2006, December 2008, and April 2010, respectively. The Company does not accrue interest on any of its trade accounts receivable.
Accounts and notes receivable consist of the following:

	September 30,	December 31,
	2005	2004
Accounts receivable	$4,058,391	$3,676,812
Notes receivable	817,097	1,061,833

	4,875,488	4,738,645
Less: Allowance for doubtful accounts	(283,762)	(297,613)

Total accounts and notes receivable, net	4,591,726	4,441,032

Less: Current portion
Accounts receivable, net of above allowance	$3,774,629	$3,379,199
Notes receivable	290,370	413,590

Long-term notes receivable	$526,727	$648,243

NOTE 4 — INVENTORIES
Inventories consist of the following:

	September 30,	December 31,
	2005	2004
Raw materials	$1,706,172	$3,043,821
Work in process	29,861	65,697
Ticket stock	333,515	398,850
Finished goods	152,507	240,397

	$2,222,055	$3,748,765

(Continued)

9.

UNITED TOTE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005 and December 31, 2004

NOTE 5 — PROPERTY AND EQUIPMENT
Property and equipment consists of the following:

	Estimated
	Life	September 30,	December 31,
	in Years	2005	2004
Pari-mutuel equipment	5-7	$18,751,534	$7,999,628
Software	3-5	837,926	463,378
Furniture, fixtures and equipment	3-7	208,754	169,562
Building and improvements	30	238,920	238,920
Land		23,153	23,153

		20,060,287	8,894,641
Less: Accumulated depreciation		(2,297,155)	(737,764)

Property and equipment, net		$17,763,132	$8,156,877

NOTE 6 — INTANGIBLE ASSETS
Intangible assets consist of the following:

	Estimated
	Life	September 30,	December 31,
	in Years	2005	2004
Contracts	6	$272,476	$272,476
Patents	17	177,242	115,539
Less: Accumulated amortization		(165,500)	(105,500)

Total finite lived intangible assets, net		284,218	282,515

Indefinite lived business trademark		453,950	453,950

Total intangible assets, net		$738,168	$736,465

Total amortization expense on intangible assets was $60,000 for the nine months ended September 30, 2005 and $82,500 for the year ending December 31, 2004. Estimated amortization expense for each of the five succeeding fiscal years ending September 30 is as follows:

Fiscal 2006	$56,000
2007	21,000
2008	8,250
2009	7,296
2010	1,850

(Continued)

10.

UNITED TOTE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005 and December 31, 2004

NOTE 7 – DEBT
Debt consists of the following:

	September 30,	December 31,
	2005	2004
Revolving line of credit	$1,496,810	$1,621,431

Bank equipment term loan, monthly principal payments of $28,274 plus interest at LIBOR plus 3.25% (6.94% at September 30, 2005); balance due November 2009.	1,413,718	1,639,913

Bank equipment term loan, monthly principal payments of $24,134 plus interest at LIBOR plus 3.25% (6.94% at September 30, 2005); balance due October 2009.	1,182,583	1,399,792

Bank equipment term loan, monthly principal payments of $18,438 plus interest at LIBOR plus 3.25% (6.94% at September 30, 2005); balance due November 2009.	921,916	1,087,861

Bank equipment term loan, monthly principal payments of $13,518 plus interest at LIBOR plus 3.25% (6.94% at September 30, 2005); balance due January 2010.	702,950	—

Bank equipment term loan, monthly principal payments of $12,042 plus interest at LIBOR plus 3.25% (6.94% at September 30, 2005); balance due February 2010.	638,246	—

Bank equipment term loan, monthly principal payments of $13,368 plus interest at LIBOR plus 3.25% (6.94% at September 30, 2005); balance due March 2010.	721,880	—

Bank equipment term loan, monthly principal payments of $15,534 plus interest at LIBOR plus 3.25% (6.94% at September 30, 2005); balance due September 2010.	932,039	—

(Continued)

11.

UNITED TOTE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005 and December 31, 2004

NOTE 7 – DEBT (Continued)

	September 30,	December 31,
	2005	2004
Bank equipment term loan, monthly principal payments of $26,197 plus interest at LIBOR plus 3.25% (6.94% at September 30, 2005); balance due April 2010.	$1,414,656	$—

Bank equipment term loan, monthly principal payments of $23,507 plus interest at LIBOR plus 3.25% (6.94% at September 30, 2005); balance due April 2010.	1,269,362	—

Bank equipment term loan, monthly principal payments of $7,738 plus interest at LIBOR plus 3.25% (6.94% at September 30, 2005); balance due May 2010.	417,831	—

Bank equipment term loan, monthly principal payments of $18,160 plus interest at LIBOR plus 3.25% (6.94% at September 30, 2005); balance due May 2010.	980,661	—

Bank equipment term loan, monthly principal payments of $10,637 plus interest at LIBOR plus 3.25% (6.94% at September 30, 2005); balance due May 2010.	574,424	—

Bank equipment term loan, monthly principal payments of $22,263 plus interest at LIBOR plus 3.25% (6.94% at September 30, 2005); balance due August 2010.	1,202,205	—

Bank mortgage term loan, monthly principal payments of $2,417 plus interest at LIBOR plus 3% (6.69% at September 30, 2005); balance due September 2008.	522,000	541,333

Note payable, maturing in July 2009; payable in monthly installments of $443.	19,934	23,920

	$14,411,215	$6,314,250
Less, current maturities	4,102,784	2,505,911

Long-term debt, less current maturities	$10,308,431	$3,808,339

(Continued)

12.

UNITED TOTE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005 and December 31, 2004

NOTE 7 – DEBT (Continued)
On September 5, 2003, the Company entered into a Credit Agreement (the “Agreement”) with a bank consisting of a revolving credit facility, an equipment line of credit and a mortgage term loan.
The $2,000,000 revolving line of credit requires interest payable monthly at the LIBOR plus 3.25% (6.94% at September 30, 2005) and is due September 2006. At September 30, 2005 and December 31, 2004 there was $1,496,810 and $1,621,431 outstanding on this line of credit, respectively.
The Company has a $15,500,000 equipment line of credit ($10,000,000 at December 31, 2004) maturing September 5, 2006, requiring interest payable monthly at LIBOR plus 3.25% (6.94% at September 30, 2005). The thirteen bank equipment term loans ($12,372,471 in the aggregate) outstanding at September 30, 2005, represent draws on the equipment line of credit.
The lines of credit and term loans are collateralized by a first security position lien on all personal property and fixtures. The Agreement contains, among other provisions, certain restrictive covenants including debt service ratio, maintenance of minimum tangible net worth and ratio of total liabilities to tangible net worth. The Company was in violation of certain of these covenants as of and during the nine months ended September 30, 2005, and on November 23, 2005, received a Fourth Amendment to Credit Agreement and a waiver from its bank waiving these violations.
Subsequent to September 30, 2005, the Company determined that it expected to be in violation of one of the above covenants for the period ending December 31, 2005. On December 21, 2005, an affiliate of the majority owner of UT Group LLC (“Kinderhook”) has agreed to provide equity financing as necessary or as required by the lender to ensure the Company’s future compliance with its covenants through September 30, 2006. On December 21, 2005 the lender agreed to accept such equity financing for purposes of determining compliance with the financial covenants in its lending agreement.
The Company expects Kinderhook will make such contributions as necessary and the Company will use such contributions to effect compliance with the covenants, and accordingly expects to remain in compliance with its covenants through at least September 30, 2006.
The Agreement also contains a subjective acceleration clause whereby the lender has an option to accelerate repayment of the Company’s obligations in the event it deems there to be a material adverse change. The material adverse change definition includes language relating to circumstances or events that could reasonably be expected to be material and adverse to the Company’s business and financial condition or impair its ability to perform its obligations under the Agreement. The Company does not expect there to be a material adverse change as defined in the lending agreement and does not expect the lender to exercise the subjective acceleration clause. The Agreement also contains a change in control provision that allows the lender to require the acceleration of payment upon a change in control.

(Continued)

13.

UNITED TOTE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005 and December 31, 2004

NOTE 7 – DEBT (Continued)
Aggregate annual maturities of long-term debt are as follows:

September 30, 2006	$4,102,784
2007	2,840,064
2008	3,275,064
2009	2,809,736
2010	1,383,567
NOTE 8 — FINANCIAL INSTRUMENTS AND FAIR VALUES
On March 24, 2005, the Company entered into an interest-rate swap agreement for the purpose of reducing certain exposures to interest-rate fluctuations on its bank equipment term loans. At September 30, 2005, this interest rate swap had a total notional amount of $3.0 million. The Company pays a fixed rate of 4.59% with this agreement, and receives a floating rate at the banks’ LIBOR rate.
The swap agreement expires in April 2010. The Company expects to continue to hold this swap and the fair value of this swap will reverse out of accumulated other comprehensive loss with the passage of time.
The Company accounts for its interest rate swap in accordance with SFAS No. 133, ”Accounting for Derivative Instruments and Hedging Activities”. Under SFAS No. 133, all derivatives are recognized on the balance sheet at their fair value. On the date a derivative contract is entered into, the Company designates the derivative as either a (1) fair-value hedge, (2) cash-flow hedge, (3) foreign-currency hedge, (4) net investment in a foreign operation or (5) trading instrument. The Company engages in derivatives classified as cash-flow hedges.
The Company formally documents all relations between derivative instruments and the hedged items, as well as its risk-management objectives and strategies for undertaking various hedge transactions. The Company formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of the hedged items. In evaluating the fair value of financial instruments, including derivatives, the Company generally uses third-party market quotes.
The Company’s cash-flow hedges contain credit risk to the extent that its bank counterparties may be unable to meet the terms of the agreements. The Company minimizes such risk by limiting its counterparties to major financial institutions. Management does not expect any material losses as a result of defaults by other parties.

(Continued)

14.

UNITED TOTE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005 and December 31, 2004

NOTE 8 — FINANCIAL INSTRUMENTS AND FAIR VALUES (Continued)
The carrying value of financial instruments reported in the Consolidated Balance Sheet for current assets, current liabilities and long-term variable-rate debt approximates fair value at September 30, 2005 and December 31, 2004. The fair market value of the Company’s interest rate swap agreement at September 30, 2005 is ($5,637).
NOTE 9 — LEASE OBLIGATIONS
The Company leases certain facilities and equipment under operating leases expiring through October 2012. As of September 30, 2005, future minimum rental commitments under noncancellable operating leases with initial lease terms of one year or more are as follows:

Fiscal 2006	$239,233
2007	238,456
2008	237,878
2009	200,870
2010	18,426
Thereafter	38,417

$973,280

Total rent expense incurred under all operating leases were $257,581 for the nine months ended September 30, 2005 and $259,006 for the year ended December 31, 2004.
NOTE 10 — DEFINED CONTRIBUTION PLAN
The Company has a 401(k) plan covering substantially all employees who have completed 90 days of service and attained the age of 21. Participants may contribute up to 40% of their compensation and the Company will match 100% of employee contributions up to a maximum of $750 per year. The Company expensed $101,096 relating to this plan during the nine months ended September 30, 2005 and $100,118 for the year ended December 31, 2004.

(Continued)

15.

UNITED TOTE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005 and December 31, 2004

NOTE 11 — INCOME TAXES
The provision for income taxes consists of the following:

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2005	2004
Federal:
Current	$(11,027)	$75,067
Deferred	63,360	544,198

	52,333	619,265

State:
Current	$—	$—
Deferred	(32,029)	326,817

	(32,029)	326,817

	$20,304	$946,082

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	September 30,	December 31,
	2005	2004
Current
Deferred tax assets — accrued reserves and allowances	$371,225	$637,949

Long-term
Deferred tax assets —
Tax benefits (due to net operating loss carryforwards)	2,734,457	1,712,446
Deferred tax liability —
Differences between book and tax basis of property, equipment and intangibles	(950,255)	(190,922)

	1,784,202	1,521,524

Valuation allowance	(1,500,000)	(1,500,000)

Net long-term deferred tax asset	284,202	21,524

Net deferred tax asset	$655,427	$659,473

The federal and state net operating loss carryforwards expire on various dates through 2025. A valuation allowance has been recorded for the various state net operating loss carryforwards and a portion of the federal and state long-term deferrals, given the uncertainty about the realization of tax benefits in future years.

(Continued)

16.

UNITED TOTE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005 and December 31, 2004

NOTE 11 — INCOME TAXES (Continued)
A reconciliation of the provision (benefit) for income taxes to the statutory U.S. federal income tax rate of 34% is as follows:

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2005	2004
Income taxes (benefit) at statutory rate	$(12,136)	$726,940
State income taxes (credits), net of federal tax effect	(2,855)	189,604
Permanent differences	33,725	37,507
Other	1,570	(7,969)

	$20,304	$946,082

NOTE 12 – RELATED PARTY TRANSACTIONS
The Company is party to a Management Services Agreement (the “Agreement”) with the majority owner of its parent company UT Group LLC, whereby the majority owner provides certain management and consulting services. The Agreement has an initial term of 7 years and provides for quarterly payments based on the number of consulting hours multiplied by a specified rate. During the nine months ended September 30, 2005 and the year ended December 31, 2004, the Company paid management fees of $265,668 and $255,041, respectively, to the majority owner of its parent company in accordance with this Agreement.
NOTE 13 — COMMITMENTS AND CONTINGENCIES
Gaming Regulations: The Company’s operations are subject to the state regulatory licensing requirements. The gaming licenses are subject to certain conditions and periodic renewal. Management believes that the conditions will continue to be satisfied and that subsequent license renewals will be granted.
Litigation: The Company is party to routine lawsuits arising from normal operations. The Company does not believe that the outcome of such litigation will have a material adverse effect on its consolidated financial statements.
Purchase Commitments: At September 30, 2005, the Company had entered into various purchase agreements from vendors in the normal course of business, primarily relating to pari-mutuel equipment, for approximately $752,000.
NOTE 14 – JOINT VENTURE
As of September 30, 2005, the Company had invested $100,000 of cash for a 50% membership interest in a joint venture, IWP Systems, LLC. (“IWP”). The other party to the joint venture contributed software and other intangible assets for which no value was determined. The original contributions of capital were accounted for based on the carryover basis of the contributions by the members. The Company received a dividend of approximately $42,000 from IWP during the nine months ended September 30, 2005. A net loss for the nine months ended September 30, 2005 related to the Company’s investment in this joint venture of approximately $47,920 was recognized. This net loss includes the Company’s proportionate

(Continued)

17.

UNITED TOTE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005 and December 31, 2004

NOTE 14 – JOINT VENTURE (Continued)
share of IWP’s income offset by the impact of disproportionate dividends paid to the other party based on contractual arrangements of the joint venture agreement.
IWP had revenues of approximately $525,000 during the nine months ended September 30, 2005.
NOTE 15 – SUBSEQUENT EVENT
On November 30, 2005, Youbet.com, Inc. (“Youbet”), a Delaware corporation, UT Gaming, Inc., a Delaware corporation and a wholly-owned subsidiary of Youbet, UT Group LLC and United Tote Company entered into a stock purchase agreement pursuant to which Youbet has agreed to acquire from UT Group LLC all of the outstanding common stock of United Tote Company.

18.